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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                    September 24, 2004 (September 20, 2004)



                          AMERICAN UNITED GLOBAL, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                    000-19404                    95-4359228
(State of Incorporation)     (Commission File Number)          (IRS Employer
                                                            Identification No.)

     11108 Ne 106th Place, Kirkland Washington                     98033
     (Address of principal executive offices)                    (zip code)



       Registrant's telephone number, including area code: (425) 869-7410

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As reported in a current report on Form 8-K filed with the Commission on August 26, 2004, as of August 11, 2004, American United Global, Inc., a corporation formed under the laws of the State of Delaware ("AUGI"), Southern Gas Company, a limited liability company incorporated under the laws of the Russian Federation ("Southern Gas") and certain of its equity owners (the "Southern Gas Owners") entered into a memorandum of understanding (the "Memorandum of Understanding") regarding the possible acquisition by the Company of all of the equity securities of Southern Gas and its associated companies (the "Proposed Transaction").

On September 20, 2004, the parties to the Memorandum of Understanding and Southern Gas Holdings, LLC, a Delaware limited liability company that will at the time of closing of the Proposed Transaction be a wholly owned subsidiary of AUGI, as the buyer (the "Buyer"), entered into an Exchange Agreement providing for an exchange of shares effectuating the Proposed Transaction (the "Exchange Agreement").

The Exchange Agreement contemplates a reverse acquisition under the terms of which AUGI will issue approximately 33.0 million shares of its common stock (to represent not less than 70% of the fully-diluted AUGI common stock) to the equity owners of Southern Gas in consideration for 100% of the equity in Southern Gas and its subsidiaries. Assuming the issuance of 33.0 million AUGI shares to the Southern Gas equity owners, the holders AUGI securities prior to the transaction will effectively retain on the closing date not more than 14.0 million common shares on a fully diluted basis.

Through its subsidiaries and affiliates Southern Gas owns 100% of a company that operates a 3.5 mile gas pipeline between Rostov, Russia and the Ukraine, 100% of a well extraction equipment supply company, and a minority interest in an extraction company in Russia. Southern Gas advises that it controls approximately 17.5 billion cubic meters of natural gas reserves and currently operates thirteen income producing gas wells

Consummation of the transaction is subject to a number of conditions, including:

     o AUGI and the Buyer shall have obtained the prior approval of the Federal Anti-Monopoly Service of the Russian Federation for its acquisition of the Southern Gas Group Equity and/or the Assets;

     o completion of a satisfactory due diligence investigation by both parties;

     o delivery of audited consolidated financial statements of Southern Gas for the two years ended December 31, 2003 and the nine months ended September 30, 2004;

     o total debt and contingent liabilities of AUGI, excluding any liabilities that may be indemnified against in a manner satisfactory to Southern Gas, shall not exceed $100,000; and
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     o    approval by the AUGI stockholders.

There can be no assurance that the transaction contemplated by the Exchange Agreement will be consummated on a timely basis, if at all.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS - THE FOLLOWING DOCUMENTS ARE ATTACHED AS EXHIBITS TO THIS REPORT ON FORM 8-K:

          2.1      Exchange Agreement
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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                  AMERICAN UNITED GLOBAL, INC.


                                                  /s/ David M. Barnes
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                                                  David M. Barnes, CFO


September 24, 2004